UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2015
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RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)
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California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entering into a Material Definitive Agreement

Senior Secured Revolving Credit Facility Agreement

Effective May 12, 2015, RiceBran Technologies (the "Company"), as borrower, entered into a Loan, Guarantor and Security Agreement with Full Circle Capital Corporation as agent and lender ("Lender") and certain of Company’s subsidiaries (the “Subsidiary Guarantors”) as joint and several guarantors (“Credit Agreement”), pursuant to which Company was extended a senior secured credit facility comprised of a $3,500,000 revolving loan and an initial $2,500,000 term loan, which term loan can be increased by up to $2,000,000 within 24 months. The funds will be used for general corporate purposes and to provide working capital to facilitate future growth. Under the Credit Agreement, the Company may borrow under the revolving loan up to the lesser of the Borrowing Base (as defined in the Credit Agreement) and the revolving loan commitment of $3,500,000. The loan matures on June 1, 2018, subject to two one-year maturity extensions. This credit facility is subject to certain financial and non-financial covenants.

The loan bears interest at a variable interest rate based on LIBOR, with a 0.75% floor and 1.25% cap, plus 10.75% per annum, and the Company will pay certain fees, as set forth in the Credit Agreement. As part of the agreement, the Lender received warrants to purchase a total of 300,000 shares of Company’s common stock at an exercise price per share of $5.25, exercisable over a five-year term.

The loan is guaranteed by the Subsidiary Guarantors and is secured by substantially all of the assets of the Company and Subsidiary Guarantors other than fifty percent of the Company’s interest in RBT-Pro, LLC and Nutra SA, LLC.

The Credit Agreement imposes certain restrictions on the Company and Guarantors, including on its ability to (i) incur indebtedness, (ii) incur liens, (iii) make investments, (iv) permit a Change in Control (as defined in the Credit Agreement) or dispose of all or substantially all of its assets, (v) make capital expenditures not in the ordinary course of its business, (vi) issue or distribute capital stock, (vii) make distributions to its shareholders, (viii) engage in any line of business other than the business engaged in on the date of the Credit Agreement and businesses reasonably related thereto, and (ix) enter into transactions with any affiliates. Each of these restrictions is subject to certain exceptions, as specified in the Credit Agreement.

The loan may be accelerated upon the occurrence and during the continuation of a Default (as defined in the Credit Agreement).

Amended Note and Warrant Purchase Agreement

On May 12, 2015, the Company entered into an Amendment to Loan Documents with certain investors under the Note and Warrant Purchase Agreement, originally dated January 17, 2012, as amended thereafter (“Amendment”). Pursuant to the Amendment, the terms of the promissory notes held by electing investors extend the maturity dates from July 31, 2015 to May 31, 2018, and change the interest rate from 10% per annum to an annual interest rate of Base Rate (determined as a function of LIBOR and as defined in the Amendment) plus 11%. Subordinated note holders representing approximately 97% of the principal due have agreed to the amendment to their notes. These participating noteholders will receive warrants to acquire approximately 289,670 shares of common stock in the aggregate, which will be split pro rata among them based upon the principal amounts of their promissory notes. Each participating holder also signed a subordination agreement, pursuant to which they subordinated their security interest to Senior Lender. Further, the participating investors and the Company enter into a Third Amended and Restated Security Agreement, which secured the notes under the Note and Warrant Purchase Agreement, subordinate to Senior Lender.

The foregoing is qualified in its entirety by reference to the agreements and instruments that are filed as Exhibits hereto.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference.

Section 3 – Financial Information

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 is incorporated by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above in Item 1.01 is incorporated by reference.

Section 9 – Financial Statement and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1           Loan, Guarantor and Security Agreement with Full Circle Capital Corporation, dated as of May 12, 2015 by and among RiceBran Technologies, NutraCea, LLC, Rice Rx, LLC, Rice Science LLC, SRB-MERM, LLC, SRB-LC, LLC, SRB-MT, LLC, SRB-WS, LLC SRB-IP, LLC, Healthy Natural, Inc., The RiceX Company and Full Circle Capital Corporation.

10.2           Term Loan Note, dated as of May 12, 2015, issued by RiceBran Technologies to Full Circle Capital Corporation.

10.3           Revolving Loan Note, dated as of May 12, 2015, issued by RiceBran Technologies to Full Circle Capital Corporation.

10.4           Intellectual Property Security Agreement, dated as of May 12, 2015 by and among RiceBran Technologies, NutraCea, LLC, Rice Rx, LLC, Rice Science LLC, SRB-MERM, LLC, SRB-LC, LLC, SRB-MT, LLC, SRB-WS, LLC SRB-IP, LLC, Healthy Natural, Inc., The RiceX Company, and Full Circle Capital Corporation.

10.5           Pledge Agreement dated as of May 12, 2015, by and among RiceBran Technologies and Full Circle Capital Corporation.

10.6           Lender Warrant dated as of May 12, 2015.

10.7           Subordination Agreement, dated as of May 12, 2015 by and among, certain subordinated note and warrant holders and Full Circle Capital Corporation.

10.8           Amendment to Loan Documents, dated as of May 12, 2015 by and among, RiceBran Technologies and certain subordinated note and warrant holders listed therein.

10.9           Third Amended and Restated Security Agreement, dated as of May 12, 2015, by and among, RiceBran Technologies and certain subordinated note and warrant holders listed therein

99.1           Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: May 14, 2015	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)